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                                                                   Exhibit 10.24


                                 FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is entered into as of the 1/st/ day of August, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") (successor in interest to B.O. III, LTD., a Texas limited partnership ["Original Landlord"]) and VIGNETTE CORPORATION, a Delaware corporation ("Tenant").

     WHEREAS, Original Landlord and Tenant executed that certain Office Lease Agreement (the "Lease Agreement") dated August 4, 1998 covering 66,900 square feet of Agreed Rentable Area in the building known as Barton Oaks Plaza III (the "Building"), as more particularly described therein;

     WHEREAS, the Lease Agreement has been amended pursuant to that certain First Amendment to Lease dated as of October 31, 1998, that certain Second Amendment to Lease dated as of December 30, 1998 and that certain Third Amendment to Lease dated as of April 27, 1999 (the Lease Agreement, as amended, the "Lease");

     WHEREAS, Original Landlord has assigned its interest in the Building to Landlord;

     WHEREAS; Landlord is also the owner of that certain building known as Barton Oaks Plaza V ("Building V") located at 901 S. Mopac Expressway, Austin, Texas 78746;

     WHEREAS, Tenant desires to lease 100 additional parking spaces from Landlord on the top of the parking garage associated with Building V, and subject to the terms and conditions set forth herein, Landlord is willing to lease such spaces to Tenant; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant's lease of the 100 additional parking spaces on the top of the parking garage associated with Building V.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1.   Parking Agreement.  Exhibit F to the Lease, Garage Parking Agreement, is
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hereby amended by adding the following provision as Section 9 to the Agreement:

     9. In addition to the parking spaces provided under Section 1 above and subject to the remaining provisions of this Section 9, Tenant shall lease on a month-to-month basis 100 parking spaces on the top level of the garage associated with Building V (the "Building V Garage"). Either party shall be entitled to terminate Tenant's lease of the foregoing described parking spaces upon thirty (30) days prior written notice to the other party. The parking rental for the Building V Garage parking spaces shall equal $40.00 per space per month plus applicable sales tax. All payments of rent for parking spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and
(ii) to Landlord or to such persons (for example but without limitation, the manager of the Building V Garage) as Landlord may direct from time to time. Sections 6, 7 and 8 of this Agreement shall be applicable to the parking spaces located on the Building V Garage. Tenant and Tenant's employees shall not have the right to self-park cars on the top level of the Building V Garage. All cars parked on the top level of the Building V Garage shall be parked by a valet service engaged by Tenant at Tenant's sole cost and expense. Landlord shall provide Tenant with two (2) access cards to the Building V Garage for use by the valet service. The valet service shall operate in front of the Building for pick-up and delivery of cars; provided that in no event shall the valet service block the

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loop road within the Property or interfere with ingress or egress to the
Building. The valet service shall comply with all parking rules and regulations promulgated by Landlord and with all posted signs regarding the Building V Garage. The valet service engaged by Tenant shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld provided that such valet service maintains all insurance reasonably required by Landlord. Landlord and the Property Manager shall be named as additional insureds on the commercial general liability insurance policy maintained by such valet service. Further, the valet service shall not commence operations in the Building V Garage unless and until such service shall have provided Landlord with duly executed originals of the evidence of insurance (on ACORD Form 27 or a similar form) evidencing in-force coverage, stating that Landlord and Property Manager are additional insureds thereunder and agreeing to give Landlord at least thirty (30) days written notice prior to termination, cancellation or modification adversely affecting Landlord. Notwithstanding anything to the contrary set forth in the Lease or this Exhibit, Landlord shall not be liable for and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages and causes of action accruing from or related to (i) the valet service, (ii) Tenant's lease of any of the parking spaces located on the top level of the Building V Garage, or (iii) the use by Tenant or any of Tenant's employees, officers, directors, partners, agents or contractors of the parking spaces located on the top level of the Building V Garage, EVEN IF THE SAME IS CAUSED BY OR RESULTS FROM THE NEGLIGENCE OF LANDLORD OR ANYONE ACTING FOR LANDLORD.

2.   No Representations.  EXCEPT AS PROVIDED IN THE LEASE, LANDLORD HAS NOT MADE
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AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS
OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUILDING V GARAGE, ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE).

3.   No Brokers.  Tenant warrants that it has had no dealings with any real
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estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment or otherwise in connection with the Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to brokers or agents in connection with this Amendment.

4.   Authority.  Tenant and each person signing this Amendment on behalf of
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Tenant represents to Landlord as follows: (i) Tenant is a duly incorporated and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

5.   Defined Terms.  All terms not otherwise defined herein shall have the same
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meaning as assigned to them in the Lease.  Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

6.   Entire Agreement.  This Amendment, together with the Lease, contains all of
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the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                              LANDLORD:

                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

                              By: Hill Partners Management Company, Inc., its authorized agent


                                    By:  /s/ Beth Ann Signor
                                       ----------------------------------------
                                      Name:  Beth Ann Signor
                                      Title: President


                              TENANT:

                              VIGNETTE CORPORATION, Delaware corporation



                              By:   /s/ John J. Ciulla
                                 ---------------------------------------------
                              Name:     John J. Ciulla
                              Title:    Chief Information Officer

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